SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                                   ATNG, INC.
                       ----------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


          Texas                                                  76-0510754
-------------------------------                              -------------------
(State or Other Jurisdiction of                              (IRS Employer
Incorporation or Organization )                              Identification No.)

             3435 Wilshire Blvd., Suite 2040, Los Angeles, CA 90010
           ---------------------------------------------------------
               (Address of principal executive offices)    (Zip Code)

               EMPLOYEE/CONSULTANTS COMMON STOCK COMPENSATION PLAN
                            (Full title of the plan)

                             George Betts, President
             3435 Wilshire Blvd., Suite 2040, Los Angeles, CA 90010
                -----------------------------------------------
                     (Name and address of agent for service)

                                  213-401-2031
                              -------------------
          (Telephone number, including area code, of agent for service)


---------------------- -------------- ------------------ ------------------ ------------------
Title of               Amount         Proposed maximum   Proposed
Securities to be       To be          Offering price     Maximum aggregate  Amount of
Registered             Registered     Per Share (1)      Offering price(2)  Registration fee
---------------------- -------------- ------------------ ------------------ ------------------
Common stock           1,500,000       $.85              $1,275,000         $117.30
---------------------- -------------- ------------------ ------------------ ------------------

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Based upon Market average bid/ask on a date five days prior to filing, pursuant to Rule 457.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION

     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement, but will be provided as may be required under Rule 428(b)(1) of the Securities Act of 1933.

     Individual letter agreements with the consultants and legal counsel which provide for the payment for services rendered in shares of the common stock of the Company in lieu of cash have been attached to the Registration Statement as Exhibits. These documents and the document incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, any of the other documents required to be delivered pursuant to Rule 428(b), and any additional information about the Plan and its administrators are available without charge by contacting:

                                   ATNG, INC.
                         3435 Wilshire Blvd., Suite 2040
                              Los Angeles, CA 90010

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     (a)The Annual Report on Form 10K-SB of ATNG, Inc. for the fiscal year ended December 31, 2001 filed on May 16, 2002 under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

     (b) All reports filed by the Company pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2001.

     (c) The description of the common shares issued by the Company in Registration Statement #0-28519 and any amendment or report filed for the purpose of updating such description under Registration Statement #0-28519.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15 of the Exchange Act after the date of filing of this
Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all common shares covered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part thereof.

ITEM 4.  DESCRIPTION OF SECURITIES

     The description of the common shares issued by the Company in its Registration Statement #0-28519, and any amendment or report filed for the purpose of updating such description under Registration Statement #0-28519.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the securities being registered hereunder will be passed on for the Company by Michael A. Littman, attorney, of Arvada, Colorado. He is an independent securities attorney and will be the owner of 90,214 shares registered pursuant to this S-8 Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Texas Business Corporation Act provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at our request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The Company, pursuant to its bylaws, will provide indemnification with its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by the Texas Revised Statutes, subject to certain exceptions as well as certain additional procedural protections. In addition, the indemnification provides generally that the Company will advance expenses incurred by directors and executives officers in any action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

     The indemnification provisions in the bylaws may permit indemnification for liabilities arising under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Securities and Exchange Commission has opined that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


Item 8.  CONSULTANTS AND ADVISORS

     The following consultants/professionals will be issued securities pursuant to this Registration Statement:

Name                          Number            Type of Services Provided
--------------------------------------------------------------------------------
Michael A. Littman            90,214            Legal Services
Mike Scheer                   50,000            Advertising Services
Tziporah Spear                10,560            Advertising Services
Aharon Noe                    59,540            Advertising Services
Brian K. Bosien               40,000            Legal Services
Robert Simpson               160,000            Consulting Services
Dennis Gardner                33,600            Accounting & Auditing Services
Jim Hodges                   150,660            Legal Services
Scott Brower                   5,663            Programming Services
Eliot Kang                   240,000            Advertising & Marketing Services
Roy Kim                      160,000            Computer Programming Services

ITEM 9.  EXHIBITS.

         EXHIBIT
         NUMBER            DESCRIPTION
         ------            -----------
          5.1      Opinion of Michael A. Littman
          10.1     Consulting Agreement with Michael A. Littman
          10.2     Consulting Agreement with Mike Scheer
          10.3     Consulting Agreement with Tziporah Spear
          10.4     Consulting Agreement with Aharon Noe
          10.5     Consulting Agreement with Brian K. Bosien
          10.6     Consulting Agreement with Robert Simpson
          10.7     Consulting Agreement with Dennis Gardner
          10.8     Consulting Agreement with Jim Hodges
          10.9     Consulting Agreement with Scott Brower
          10.10    Consulting Agreement with Eliot Kang
          10.11    Consulting Agreement with Roy Kim
          10.12    Employee Stock Compensation Plan
          23.1     Consent of Wheeler Wasoff, P.C.
          23.2     Consent of Michael A. Littman
                   (contained in Exhibit 5.1)

ITEM 10.  UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) include any additional or changed material information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     PROVIDED HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial BONA FIDE offering.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on this 3rd day of July, 2002.

                                       ATNG, INC.


                                       By:/s/George Betts
                                       ----------------------------
                                           George Betts
                                           President

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                    TITLE                   DATE
         ---------                    -----                   ----


         /s/George Betts              President, CFO,       July 3, 2002
         George Betts                  and Director


         /s/E. Robert Gates           Vice Chairman and     July 3, 2002
         E. Robert Gates               Director


         /s/Tag Chong Kim             Chairman & CEO        July 3, 2002
         Tag Chong Kim                 and Director


         /s/Woo Jong Kim              Director              July 3, 2002
         Woo Jong Kim






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